                                                                       EXHIBIT 4



                        HOMESTEAD VILLAGE INCORPORATED
                          1996 OUTSIDE DIRECTORS PLAN
                          ---------------------------

                               TABLE OF CONTENTS
                               -----------------


SECTION 1  PURPOSE...............................................    1

SECTION 2  OPTION GRANTS.........................................    1
           2.1.  Election........................................    1
           2.2.  Option Terms....................................    2

SECTION 3  OPERATION AND ADMINISTRATION..........................    4
           3.1.  Duration........................................    4
           3.2.  Shares Subject to Plan..........................    4
           3.3.  Adjustments to Shares...........................    4
           3.4.  Limit on Distribution...........................    5
           3.5.  Taxes...........................................    6
           3.6.  Distributions to Disabled Persons...............    6
           3.7.  Transferability.................................    6
           3.8.  Form and Time of Elections......................    6
           3.9.  Limitation of Implied Rights....................    6
           3.10. Evidence........................................    6
           3.11. Action by Company...............................    7
           3.12. Gender and Number...............................    7

SECTION 4  ADMINISTRATOR.........................................    7
           4.1.  Administration..................................    7
           4.2.  Powers of Administrator.........................    7
           4.3.  Information to be Furnished to Administrator....    7
           4.4.  Liability and Indemnification of Administrator..    7

SECTION 5  AMENDMENT AND TERMINATION.............................    8

                        HOMESTEAD VILLAGE INCORPORATED
                          1996 OUTSIDE DIRECTORS PLAN
                          ---------------------------


                                   SECTION 1
                                   ---------

                                    PURPOSE
                                    -------

     The Homestead Village Incorporated 1996 Outside Directors Plan (the "Plan") has been established by Homestead Village Incorporated (the "Company") to promote the interests of the Company and its shareholders by enhancing the Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire a proprietary interest in the Company.

                                   SECTION 2
                                   ---------

                                 OPTION GRANTS
                                 -------------

     2.1. Election. Each Eligible Director shall be entitled to the grant of an "Option", subject to the following:

     (a) As of the Closing Date of the Mergers described in the Company's Registration Statement on Form S-4 (Registration No. 333-4455) (the "Closing Date"), each individual who is then an Eligible Director shall be granted an Option to purchase 2,000 shares of common stock of the Company ("Stock"). Each member of the Board of Directors of the Company (the "Board") who is not an employee of the Company or any Related Company shall be an "Eligible Director". A "Participant" is an Eligible Director who has received an Option under the Plan.

     (b) As of the first business day after each annual meeting of the Company's shareholders after the Closing Date, each Director who is then an Eligible Director shall be granted an Option to purchase 2,000 shares of Stock.

     (c) If an individual becomes an Eligible Director on a date other than an annual meeting, he shall be granted an Option to purchase a number of shares of Stock as of the date on which he first becomes an Eligible Director. The number of shares subject to the Option shall be the number which would have been subject to the Option if he had become an Eligible Director at the immediate preceding annual meeting, except that such number of shares shall be subject to a pro-rata reduction to reflect the portion of the year prior to the date on which he becomes an Eligible Director. In no event shall an Option be granted with respect to a fractional share, and the amount of any pro-rata reduction shall be rounded to the nearest whole share.

     (d) The term "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code")) or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

     2.2. Option Terms. Each Option granted pursuant to this Section shall be subject to the following:

     (a) Each Option shall provide for a per-share exercise price equal to the Fair Market Value of a share of Stock on the date as of which the Option is granted (but in no event less than the par value of a share of Stock). The "Fair Market Value" of a share of Stock of the Company as of any date shall be determined in accordance with the following rules:

          (i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the average of the highest and lowest sales price per share of the Stock on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

          (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Administrator and regularly reporting the market price of Stock in such market.

          (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the- counter market, the Fair Market Value shall be as determined by the Administrator in good faith.

     (b) The full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

     (c) The Option purchase price shall be payable in cash or in shares of Stock held at least six months (valued at Fair Market Value as of the day of exercise) or in any combination thereof. If a cashless exercise procedure is established by the Company, a Director may elect to pay the purchase price upon the exercise of an Option granted pursuant to this Section through such cashless exercise procedure.

     (d)  Each Option shall be immediately exercisable.

     (e) An Option shall expire on the earlier of: (i) the five-year anniversary of the date it is granted; (ii) the three-month anniversary of the Director's Date of Termination for any reason other than death or Disability, or (iii) the one-year anniversary of the Director's Date of Termination by reason of death or Disability.

     (f) Each Option granted under this Section shall be evidenced by an Agreement duly executed on behalf of the Company and by the Director to whom such Option is granted and dated as of the applicable date of grant. Each Agreement shall comply with and be subject to the terms of the Plan.

     (g) The Options are not intended to be "incentive stock options" as that term is described in section 422 of the Code.

     (h) A Participant's "Date of Termination" shall be the day following the last day on which he serves as a Director.

     (i) A Director shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Administrator, is expected to have a duration of not less than 120 days.

                                   SECTION 3
                                   ---------

                         OPERATION AND ADMINISTRATION
                         ----------------------------

     3.1. Duration. The Plan shall become effective on the Effective Date, subject to shareholder approval. Options may be awarded under the Plan prior to such approval, provided, that no Option may be exercised prior to such approval and, in the event such approval is not obtained, the Options shall be of no effect. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options granted under it are outstanding and not exercised; provided, however, that no new Options shall be made under the Plan on or after the tenth anniversary of the Effective Date.

     3.2. Shares Subject to Plan. The shares of Stock with respect to which Options may be awarded under the Plan shall be currently authorized but unissued shares or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. The maximum number of shares of Stock available for Options under the Plan shall not exceed 100,000 shares.

     3.3. Adjustments to Shares.

     (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Administrator shall adjust: (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any Plan limits; (iii) the number of shares of Stock subject to any outstanding Options; (iv) the number of shares of Stock subject to future grant; and (v) the per-share price under any outstanding Option.

     (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Options an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares; provided that, upon the occurrence of a reorganization of the Company or any other event described in this paragraph, any successor to the Company shall be substituted for the Company.

     (c) The existence of this Plan and the Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (d) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect Options under the Plan.

     3.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

     (b) The Administrator shall add such conditions and limitations to any Options to any Participant as is necessary to comply with Section 16(a) and 16(b) of the Securities Exchange Act of 1934, and the rules and regulations thereunder or to obtain any exemption therefrom.

     (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Administrator, be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     3.5. Taxes. All Options under the Plan are subject to all applicable taxes.

     3.6. Distributions to Disabled Persons. Notwithstanding any other provision of the Plan, if, in the Administrator's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Administrator may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment or distribution shall be in lieu of any such payment to such Participant or other person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     3.7. Transferability. Options are not transferable prior to exercise, except as designated by the Participant by will or by the laws of descent and distribution. Notwithstanding the foregoing provisions of this subsection, the Administrator may permit transfer of Options under the Plan to be transferred to or for the benefit of the Participant's family, subject to such limits as the Administrator may establish.

     3.8. Form and Time of Elections. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when delivered to the Secretary of the Company.

     3.9. Limitation of Implied Rights. Neither the Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date such shares are distributed. A Participant shall have only a contractual right to the shares, if any, distributable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to provide any benefits to any person.

     3.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     3.11. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, by a duly authorized officer of the Board, or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

     3.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 4
                                   ---------

                                 ADMINISTRATOR
                                 -------------

     4.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Secretary of the Company (the "Administrator") in accordance with this Section.

     4.2. Powers of Administrator. The Administrator will have the authority to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     4.3. Information to be Furnished to Administrator. The Company shall furnish the Administrator with such data and information as may be required for it to discharge its duties. The records of the Company as to the period of a Director's service shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Administrator such evidence, data or information as the Administrator considers desirable to carry out the terms of the Plan.

     4.4. Liability and Indemnification of Administrator. The Administrator shall not be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company. The Administrator and persons acting as the authorized delegates of the Administrator under the Plan, shall be indemnified by the Company, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Administrator or authorized delegates by reason of the performance of an Administrator function if the Administrator or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 5
                                   ---------

                           AMENDMENT AND TERMINATION
                           -------------------------

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Option made under the Plan prior to the date such amendment is adopted by the Board.